SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 31, 2006

DRESSER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32372	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100
Addison, Texas 75001
(Address of principal executive offices) (zip code)

(972) 361-9800
(Registrant's Telephone Number, Including Area Code)

Item 1.01. Entry into a Material Definitive Agreement

Item 3.03. Material Modification to Rights of Security Holders

On May 31, 2006, Dresser, Inc. (the "Company") and certain of its affiliates entered into a Sixth Supplemental Indenture with U.S. Bank, National Association, as successor trustee, relating to the Indenture, dated as of April 10, 2001, as previously supplemented, governing the Company's 9 3/8% Senior Subordinated Notes due 2011 (the "Notes"). The Sixth Supplemental Indenture was signed as a result of obtaining the requisite number of consents pursuant to the Company's previously reported solicitation of consents from the holders of the Notes.

As a result of the amendments included in the Sixth Supplemental Indenture, the deadlines for reporting the Company's 2005 annual and 2006 quarterly financial statements have been extended to Dec. 31, 2006, and March 31, 2007, respectively. Various payments and interest rate increases are associated with these deadlines and other aspects of the amendments. Additional details regarding the amendments are contained in the Company's Consent Solicitation Statement dated May 9, 2006, as amended on May 26, 2006, which were reported in Current Reports on Form 8-K filed on each of these dates.

A copy of the Sixth Supplemental Indenture is attached hereto as Exhibit 4.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER, INC. (registrant)

Date: May 31, 2006	By:	/s/ Robert D. Woltil

	Name:	Robert D. Woltil
	Its:	Senior Vice President and Chief Financial Officer

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